Exhibit 99.1

Viad Corp Reports Results for the 2022 Fourth Quarter and Full Year

•	Pursuit delivered record revenue and GES outperformed expectations in 2022
•	Delivered strong 2022 results through strategic focus on scaling Pursuit and improving GES’ profitability
•	Growth expected to continue in 2023 with fewer COVID restrictions on international travel and acceleration of new Pursuit experiences

SCOTTSDALE, February 9, 2023 -- Viad Corp (NYSE: VVI), a leading provider of experiential leisure travel and live events and marketing experiences, today reported results for the three months and year ended December 31, 2022.
Financial Highlights
	Three months ended December 31,			Year ended December 31,
(in millions)	2022	2021	Change	2022	2021	Change
Revenue	$248.0	$183.6	$64.5	$1,127.3	$507.3	$620.0
Net Income (Loss) Attributable to Viad**	(5.7)	(22.5)	16.8	23.2	(92.7)	115.9
Net Income (Loss) Before Other Items*	(25.5)	(22.5)	(3.0)	12.3	(81.6)	93.9
Consolidated Adjusted EBITDA*	(2.0)	(3.8)	1.8	116.1	1.3	114.8

•	Revenue increased by $64.5 million for the quarter and $620.0 million for the full year driven by the continued recovery of live event activity and leisure travel.
•
Net loss attributable to Viad for the fourth quarter improved by $16.8 million primarily as a result of a gain on the sale of a non-core business. Full year net income attributable to Viad increased by $115.9 million primarily due to higher revenue.

•	Consolidated adjusted EBITDA* improved by $1.8 million for the quarter and $114.8 million for the full year, in-line with our prior guidance.
* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
**Net Income (Loss) Attributable to Viad for the twelve months ended December 31, 2022 reflects the correction of an error identified during our year-end close and review procedures related to the remeasurement of a finance lease obligation as of September 30, 2022.  Additional details regarding this error can be found in a Form 8-K filed by the Company on February 9, 2023.
Steve Moster, Viad’s president and chief executive officer, commented, “We experienced very strong recovery across our businesses this year. Revenue more than doubled year-over-year and consolidated adjusted EBITDA reached $116.1 million. GES significantly outperformed our expectations as live event activity returned faster than we anticipated. Pursuit posted record revenue and added two new iconic experiences to its collection.”
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Moster continued, “Our actions to scale Pursuit, transform GES Exhibitions’ cost structure, and strengthen Spiro’s capabilities are positioning us for strong future earnings potential. I am proud of our performance in 2022 and excited about the road ahead.”
Pursuit Results

	Three months ended December 31,			Year ended December 31,
(in millions)	2022	2021	Change	2022	2021	Change
Revenue
Same Store	$24.2	$18.3	$5.9	$256.1	$171.4	$84.7
New Experiences**	10.0	5.1	4.8	43.2	15.6	27.6
Total Pursuit	$34.1	$23.4	$10.8	$299.3	$187.0	$112.3

Adjusted EBITDA*
Same Store	$(12.0)	$(9.0)	$(3.0)	$61.0	$39.4	$21.6
New Experiences**	0.8	(0.9)	1.6	6.9	3.3	3.6
Total Pursuit	$(11.3)	$(9.9)	$(1.4)	$67.9	$42.7	$25.3

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
**New Experiences comprises the following attractions and hotel properties that were opened or acquired after January 1, 2021: Sky Lagoon (opened May 2021), Golden Skybridge (acquired March 2021 and opened June 2021), FlyOver Las Vegas (opened September 2021), Glacier Raft Company (acquired April 2022), and Forest Park Hotel (opened August 2022).
Fourth Quarter
•	Revenue increased $10.8 million (46%) from the 2021 fourth quarter.
o
Same-store revenue from experiences that were owned and open prior to 2021 increased $5.9 million primarily due to stronger visitation at our year-round Canadian experiences, which were impacted in 2021 by border restrictions.

o
Revenue from new experiences opened or acquired from 2021 forward increased $4.8 million, reflecting the continued ramping of Sky Lagoon and FlyOver Las Vegas as well as the addition of Forest Park Alpine Hotel.

•	Adjusted EBITDA decreased by $1.4 million from the 2021 fourth quarter primarily due to higher expenses during the seasonally slow quarter, partially offset by the increase in revenue.

Regarding Pursuit’s results, Moster commented, “Full year revenue increased 60 percent from 2021 and reached record levels due to our Refresh, Build, Buy growth strategy. We are making significant progress scaling Pursuit through investing in new experiences and elevating our existing collection. Pursuit posted solid year-over-year growth in 2022 driven by improved international tourism to Canada and Iceland, continued strong results from our U.S. hotels, and incremental performance from our new experiences.”
Moster continued, “Our new experiences continue to build awareness and ramp with favorable contributions to both revenue and adjusted EBITDA. At FlyOver Las Vegas, our marketing and ticket distribution networking efforts are taking hold and resulted in a 21 percent sequential quarter increase in visitation. Sky Lagoon remained a strong performer and delivered a 61 percent increase in visitation from the 2021 fourth quarter. I look forward to seeing our iconic, unforgettable, and inspiring new experiences reach their full earnings potential.”
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GES Results
	Three months ended December 31,			Year ended December 31,
(in millions)	2022	2021	Change	2022	2021	Change
Revenue
Spiro	$72.1	$54.7	$17.4	$277.6	$116.6	$161.1
GES Exhibitions	143.6	108.2	35.4	557.9	209.5	348.4
Inter-segment Eliminations	(1.8)	(2.7)	0.9	(7.5)	(5.8)	(1.7)
Total GES	$213.9	$160.2	$53.7	$828.0	$320.3	$507.7

Adjusted EBITDA*
Spiro	$5.8	$6.4	$(0.6)	$27.0	$(4.3)	$31.3
GES Exhibitions	6.9	3.2	3.7	34.3	(26.1)	60.4
Total GES	$12.7	$9.6	$3.1	$61.3	$(30.4)	$91.6

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
Fourth Quarter
•	Revenue increased $53.7 million (34%) from the 2021 fourth quarter primarily driven by increased live event activity at both GES Exhibitions and Spiro.
•	Adjusted EBITDA increased by $3.1 million from the 2021 fourth quarter primarily due to higher revenue, offset in part by higher costs to support increased business activity.

Regarding GES’ overall results, Moster commented, “GES delivered significant year-over-year growth in 2022 as live event activity improved at an accelerated pace. Same-show revenues for events produced by our U.S. exhibitions team grew from 67 percent of 2019 pre-pandemic levels in the 2021 fourth quarter to about 90 percent by the 2022 second quarter and remained at that level through the rest of the year. Spiro saw similar improvements in spending from corporate clients compared to 2019 pre-pandemic levels, and we are building our strong client roster with new business wins.”
Moster continued, “I am pleased with the transformational cost structure changes we implemented at GES that enabled us to maintain strong profitability as live events returned. We ended the year at a steady cost run rate for GES Exhibitions to continue servicing a more normalized level of event activity. We remain focused on building Spiro into a world-class, integrated marketing solutions agency through investing in creative talent and expanding our capabilities beyond the tradeshow floor to fuel growth. GES is well-positioned to return to generating meaningful positive free cash flow.”
Balance Sheet and Cash Flow Highlights
We ended the year with total liquidity of $146.4 million, comprising cash and cash equivalents of $59.7 million and $86.7 million of capacity available on our revolving credit facility ($100 million total facility size, less $13.3 million in letters of credit). Our debt totaled $481.8 million, including $395 million outstanding on our Term Loan B, financing lease obligations of approximately $65 million (which primarily comprises real estate leases at Pursuit), and approximately $22 million in other debt.
Our 2022 fourth quarter cash flow from operations was an outflow of approximately $33 million, our capital expenditures totaled approximately $12 million, and we paid approximately $2 million in cash dividends on our convertible preferred equity. Our net debt payments during the quarter were approximately $4 million.
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On December 15, we completed the sale of the assets of ON Services, a US-based audio-visual services business that operated as part of GES, for cash proceeds of approximately $30 million. This transaction enhances our balance sheet and builds on the strategic transformational changes that we have implemented at GES over the past few years by further simplifying GES’ operating model.
Our 2022 full year cash flow from operations was an inflow of approximately $72 million, our capital expenditures totaled approximately $67 million. We acquired Glacier Raft Company for approximately $25 million and sold ON Services for approximately $30 million. We paid approximately $8 million in cash dividends on our convertible preferred equity and our net debt proceeds during the year were approximately $4 million.
Moster commented, “We remain focused on disciplined capital management, driving strong free cash flow at GES and investing in high-return growth opportunities at Pursuit. I am thrilled with the progress we have made to scale Pursuit with smart investments in extraordinary experiences through our Refresh, Build, Buy growth strategy. This year, we added a high-quality attraction experience to our Glacier Park Collection, opened a remarkable new hotel in downtown Jasper, and continued to make headway with other exciting growth investments, including FlyOver Chicago and a new mountain coaster at our Golden Skybridge attraction.”
2023 Outlook
Regarding Viad’s outlook, Moster commented, “We expect continued growth in 2023 and are sharply focused on maximizing performance from our existing businesses. Pursuit will have meaningful tailwinds from the lifting of COVID restrictions that restrained international visitation during much of 2021 and the continued acceleration of our new experiences. GES will see some headwinds from negative show rotation in the third quarter, which we expect to mostly offset with stronger first quarter performance and new wins at Spiro.”
Moster concluded, “We are experiencing strong advance bookings at Pursuit and healthy demand from GES Exhibitions and Spiro clients for 2023 with no signs of a slowdown in our industries at this point.  That said, with an uncertain macro backdrop, we will make prudent decisions with respect to cost structure and capital investments to advance our strategic goals while also protecting our balance sheet.”
Our guidance for Pursuit is as follows:
(in millions)	First Quarter	Full Year			Key Assumptions
Pursuit
Revenue	$28 to $32	Up ~10% to 15%	•	Expect revenue growth in 2023 will be driven by:
	vs. $23.8 in 2022	vs. $299.3 in 2022		o	Lifting of all COVID restrictions at the Canadian border
				o	Acceleration of new experiences
				o	Ongoing focus on improving the guest experience
Adjusted EBITDA	($14) to ($11) vs. ($11.5) in 2022	$85 to $95 vs. $67.9 in 2022	•	Anticipate FY margin expansion as visitation increases, the performance of newer experiences improves, and pandemic-era cost pressures ease

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Our guidance for GES is as follows:
(in millions)	First Quarter	Full Year			Key Assumptions
GES
Revenue	$195 to $215 vs. $153.6 in 2022	Down ~5% vs. $828.0 in 2022	•	Expect GES will mostly offset the headwinds of negative show rotation revenue ($30M) and the sale of ON Services ($50M) in 2023
				o	Exhibitions same show revenue expected to remain at ~90% of 2019 levels
				o	Spiro clients’ marketing spend expected to be similar to 2022, plus new client wins
Adjusted EBITDA	$8 to $11 vs. $2.7 in 2022	$48 to $58 vs. $61.3 in 2022	•	We intend to continue investing in Spiro to fuel growth in 2023 and beyond by expanding capabilities and adding new services

Conference Call Details
Management will host a conference call to review fourth quarter and full year 2022 results on Thursday, February 9, 2023, at 5 p.m. (Eastern Time).
To join the live conference call, please register at least 10 minutes before the start of the call using the following link: https://conferencingportals.com/event/KFfVIwkJ. After registering, an email confirmation will be sent that includes dial-in information as well as unique codes for entry into the live call. Registration will be open throughout the call.
A live audio webcast of the call will also be available in listen-only mode through the "Investors" section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (800) 770-2030 or (647) 362-9199 and entering the conference ID 90039.
Additionally, we will post a supplemental presentation, containing highlights of our results, trends and outlook, on the “Investors” section of our website prior to the conference call.  We will refer to this presentation during the call.
About Viad
Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.
Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as new experiences planned in Chicago and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places.
GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers through two reportable segments, Spiro and GES Exhibitions. Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities. GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East.
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For more information, visit www.viad.com.
Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.
Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	seasonality of our businesses;
•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	our exposure to labor shortages, turnover, and labor cost increases;
•	the importance of key members of our account teams to our business relationships;
•	our ability to manage our business and continue our growth if we lose any of our key personnel;
•	the competitive nature of the industries in which we operate;
•	our dependence on large exhibition event clients;
•	adverse effects of show rotation on our periodic results and operating margins;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, accidents, and other catastrophic events;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our multi-employer pension plan funding obligations;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our exposure to cybersecurity attacks and threats;
•	our exposure to currency exchange rate fluctuations;
•	liabilities relating to prior and discontinued operations; and
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

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For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.
Forward-Looking Non-GAAP Measures
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric including, provision for income taxes, interest expense, restructuring or impairment charges, acquisition-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.
Contact
Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

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VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY AND FULL YEAR RESULTS
(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change

Revenue:
Pursuit	$34,148	$23,390	$10,758	46.0%	299,327	187,048	112,279	60.0%
GES:
Spiro	72,123	54,718	17,405	31.8%	$277,641	$116,587	$161,054	**
GES Exhibitions	143,577	108,182	35,395	32.7%	557,880	209,529	348,351	**
Inter-segment eliminations	(1,821)	(2,717)	896	33.0%	(7,537)	(5,824)	(1,713)	-29.4%
Total GES	213,879	160,183	53,696	33.5%	$827,984	$320,292	$507,692	**
Total revenue	$248,027	$183,573	$64,454	35.1%	$1,127,311	$507,340	$619,971	**

Segment operating income (loss)
Pursuit	$(20,091)	$(18,574)	(1,517)	-8.2%	24,031	4,609	19,422	**
GES:
Spiro	4,805	5,223	(418)	-8.0%	23,133	(9,556)	$32,689	**
GES Exhibitions	3,992	(534)	4,526	**	21,780	(42,055)	63,835	**
Total GES	8,797	4,689	4,108	87.6%	44,913	(51,611)	96,524	**
Segment operating income (loss)	$(11,294)	$(13,885)	$2,591	18.7%	$68,944	$(47,002)	$115,946	**
Corporate eliminations	16	18	(2)	-11.1%	67	70	(3)	-4.3%
Corporate activities (Note A)	(3,537)	(3,585)	48	1.3%	(13,418)	(11,689)	(1,729)	-14.8%
Gain on sale of ON Services (Note B)	19,637	-	19,637	**	19,637	-	19,637	**
Restructuring (charges) recoveries (Note C)	408	(267)	675	**	(3,059)	(6,066)	3,007	49.6%
Impairment charges	-	-	-	**	(583)	-	(583)	**
Other expense	(547)	(507)	(40)	-7.9%	(2,077)	(2,070)	(7)	-0.3%
Net interest expense (Note D)	(11,001)	(8,156)	(2,845)	-34.9%	(34,891)	(28,324)	(6,567)	-23.2%
Income (loss) from continuing operations before income taxes	(6,318)	(26,382)	20,064	76.1%	34,620	(95,081)	129,701	**
Income tax (expense) benefit (Note E)	(386)	1,906	(2,292)	**	(9,973)	1,788	(11,761)	**
Income (loss) from continuing operations	(6,704)	(24,476)	17,772	72.6%	24,647	(93,293)	117,940	**
Income (loss) from discontinued operations	(137)	24	(161)	**	148	558	(410)	-73.5%
Net income (loss)	(6,841)	(24,452)	17,611	72.0%	24,795	(92,735)	117,530	**
Net (income) loss attributable to noncontrolling interest	708	1,363	(655)	-48.1%	(2,323)	(1,686)	(637)	-37.8%
Net loss attributable to redeemable noncontrolling interest	394	545	(151)	-27.7%	748	1,766	(1,018)	-57.6%
Net income (loss) attributable to Viad	$(5,739)	$(22,544)	$16,805	74.5%	$23,220	$(92,655)	$115,875	**

Amounts Attributable to Viad:
Income (loss) from continuing operations	$(5,602)	$(22,568)	$16,966	75.2%	$23,072	$(93,213)	$116,285	**
Income (loss) from discontinued operations	(137)	24	(161)	**	148	558	(410)	-73.5%
Net income (loss)	$(5,739)	$(22,544)	$16,805	74.5%	$23,220	$(92,655)	$115,875	**

Income (loss) per common share attributable to Viad (Note F):
Basic income (loss) per common share	$(0.37)	$(1.23)	$0.86	69.9%	$0.54	$(5.01)	$5.55	**
Diluted income (loss) per common share	$(0.37)	$(1.23)	$0.86	69.9%	$0.53	$(5.01)	$5.54	**

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	20,656	20,456	200	1.0%	20,589	20,411	178	0.9%
Additional dilutive shares related to share-based compensation	-	-	-	**	223	-	223	**
Diluted weighted-average outstanding common shares	20,656	20,456	200	1.0%	20,812	20,411	401	2.0%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$(11,251)	$(9,854)	$(1,397)	-14.2%	$67,949	$42,689	$25,260	59.2%
GES:
Spiro	5,795	6,430	(635)	-9.9%	26,975	(4,279)	31,254	**
GES Exhibitions	6,926	3,219	3,707	**	34,282	(26,084)	60,366	**
Total GES	12,721	9,649	3,072	31.8%	61,257	(30,363)	91,620	**
Corporate	(3,476)	(3,596)	120	3.3%	(13,089)	(10,986)	(2,103)	-19.1%
Consolidated Adjusted EBITDA	(2,006)	(3,801)	1,795	47.2%	116,117	1,340	114,777	**

As of December 31,

Capitalization Data:	2022	2021	$ Change	% Change
Cash and cash equivalents	59,719	61,600	(1,881)	-3.1%
Total debt	481,792	474,184	7,608	1.6%
Viad shareholders' equity	14,530	6,282	8,248	**
Non-controlling interests (redeemable and non-redeemable)	87,266	91,000	(3,734)	-4.1%
Convertible Series A Preferred Stock (Note G):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
** Change is greater than +/- 100 percent
*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS
(UNAUDITED)

(A)	Corporate Activities — The increase in corporate activities expense during 2022 relative to 2021 was primarily due to higher performance-based compensation expense.

(B)
Gain on Sale of ON Services — On December 15, 2022, we completed the sale of substantially all of the assets of GES’ United States audio-visual production business, ON Services. We recognized a gain on sale of approximately $19.6 million.

(C)
Restructuring (Charges) Recoveries — Restructuring charges during 2022 and 2021 were primarily related to facility closures and severance at GES. In response to the COVID-19 pandemic, we accelerated our transformation and streamlining efforts at GES to significantly reduce costs and create a lower and more flexible cost structure focused on servicing our more profitable market segments.

(D)
Net Interest Expense — The increase in interest expense during 2022 relative to 2021 was primarily due to higher interest rates and higher debt balances in 2022, offset in part by $3.0 million in capitalized interest recorded during 2022. Additionally, as a result of the refinance and the repayment of our then 2018 Credit Facility, we recorded $2.1 million of interest expense related to the write-off of unamortized debt issuance costs during 2021.

(E)
Income Tax (Expense) Benefit – Our effective income tax rate was 29% for 2022 as compared to 2% for 2021.  The effective rate for 2022 was higher than the blended statutory rate primarily as a result of the higher mix of income earned in foreign jurisdictions where we do not have a valuation allowance.  The effective rate for 2021 was lower than the blended statutory rate primarily as a result of excluding the tax benefit on losses recognized in the United States, the United Kingdom, and other European countries where we have a valuation allowance.

(F)
Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method.  The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities.  The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities.  Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended December 31,				Year ended December 31,
(in thousands)	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change

Net income (loss) attributable to Viad	$(5,739)	$(22,544)	$16,805	74.5%	$23,220	$(92,655)	$115,875	**
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(7,801)	(3,900)	(3,901)	**
Convertible preferred stock dividends paid in kind	-	-	-	**	-	(3,821)	3,821	-100.0%
Adjustment to the redemption value of redeemable noncontrolling interest	-	(706)	706	-100.0%	(763)	(1,797)	1,034	57.5%
Undistributed income (loss) attributable to Viad	(7,689)	(25,200)	17,511	69.5%	14,656	(102,173)	116,829	**
Less: Allocation to participating securities	-	-	-	**	(3,600)	-	(3,600)	**
Net income (loss) allocated to Viad common shareholders (basic)	$(7,689)	$(25,200)	$17,511	69.5%	$11,056	$(102,173)	$113,229	**
Add: Allocation to participating securities	-	-	-	**	30	-	-	**
Net income (loss) allocated to Viad common shareholders (diluted)	$(7,689)	$(25,200)	$17,511	69.5%	$11,086	$(102,173)	$113,229	**

Basic weighted-average outstanding common shares	20,656	20,456	200	1.0%	20,589	20,411	178	0.9%
Additional dilutive shares related to share-based compensation	-	-	-	**	223	-	223	**
Diluted weighted-average outstanding common shares	20,656	20,456	200	1.0%	20,812	20,411	401	2.0%

(G)
Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.  A total of $6.8 million of dividends have been paid in kind, including $3.8 million during the first and second quarters of 2021. We began paying preferred stock dividends in cash during the 2021 third quarter and we intend to pay in cash for the foreseeable future.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income (Loss) Before Other Items", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income (Loss) Before Other Items, Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$(5,739)	$(22,544)	$16,805	74.5%	$23,220	$(92,655)	$115,875	**
(Income) loss from discontinued operations attributable to Viad	137	(24)	161	**	(148)	(558)	410	73.5%
Income (loss) from continuing operations attributable to Viad	(5,602)	(22,568)	16,966	75.2%	23,072	(93,213)	116,285	**
Gain on sale of ON Services, pre-tax	(19,637)	-	(19,637)	**	(19,637)	-	(19,637)	**
Restructuring charges (recoveries), pre-tax	(408)	267	(675)	**	3,059	6,066	(3,007)	-49.6%
Impairment charges, pre-tax	-	-	-	**	583	-	583	**
Pension plan withdrawal, pre-tax	-	-	-	**	-	57	(57)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	572	(113)	685	**	3,884	6,211	(2,327)	-37.5%
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	(410)	-	(410)	**	2,120	-	2,120	**
Tax benefit on above items	16	(43)	59	**	(755)	(723)	(32)	-4.4%
Income (loss) before other items	$(25,469)	$(22,457)	$(3,012)	-13.4%	$12,326	$(81,602)	$93,928	**

The components of income (loss) before other items per share are as follows:

Income (loss) before other items (as reconciled above)	(25,469)	(22,457)	(3,012)	-13.4%	12,326	(81,602)	93,928	**
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(7,801)	(3,900)	(3,901)	**
Convertible preferred stock dividends paid in kind	-	-	-	**	-	(3,821)	3,821	-100.0%
Undistributed income (loss) before other items attributable to Viad (Note C)	(27,419)	(24,407)	(3,012)	-12.3%	4,525	(89,323)	93,848	**
Less: Allocation to participating securities (Note D)	-	-	-	**	(1,102)	-	(1,102)	**
Diluted income (loss) before other items allocated to Viad common shareholders	$(27,419)	$(24,407)	$(3,012)	-12.3%	$3,423	$(89,323)	$92,746	**

Diluted weighted-average outstanding common shares	20,656	20,456	200	1.0%	20,812	20,411	401	2.0%

Income (loss) before other items per common share	$(1.33)	$(1.19)	$(0.14)	-11.8%	$0.16	$(4.38)	$4.54	**

(A)	Acquisition-related costs and other non-recurring expenses include:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021
Acquisition integration costs - Pursuit[1]	$101	$-	$237	$6
Acquisition transaction-related costs - Pursuit[1]	24	209	1,259	862
Acquisition transaction-related costs - Corporate[2]	29	(33)	68	30
Attraction start-up costs[1,3]	418	(289)	2,169	4,744
Other non-recurring expenses[2,4]	-	-	151	569
Acquisition-related and other non-recurring expenses, pre-tax	$572	$(113)	$3,884	$6,211

[1] Included in segment operating loss
[2] Included in corporate activities
[3] Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas, Chicago, and Toronto, the Sky Lagoon in Iceland, the Golden Skybridge and Forest Park Hotel in Canada.
[4] Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

(B)
Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C)	We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D)	Preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021
Weighted-average outstanding common shares	20,656	20,456	20,812	20,411
Effect of participating convertible preferred shares (if applicable)	-	-	6,674	-
Effect of participating non-vested shares (if applicable)	-	-	29	-
Weighted-average shares including effect of participating interests (if applicable)	20,656	20,456	27,515	20,411

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Same-Store - The term "same-store" is used within this document to refer to results without the impact of new experiences, if any, until such new experiences are included in the entirety of both comparable periods.  Management believes that the presentation of "same-store" results permits investors to better understand Viad's performance without the effects of new experiences.

	Three months ended December 31, 2022			Three months ended December 31, 2021
($ in thousands)	As Reported	New Experiences (Note A)	Same-Store	As Reported	New Experiences (Note A)	Same-Store

Viad Consolidated:
Revenue	$248,027	$9,984	$238,043	$183,573	$5,139	$178,434
Net loss attributable to Viad	$(5,739)			$(22,544)
Net loss attributable to noncontrolling interest	(708)			(1,363)
Net loss attributable to redeemable noncontrolling interest	(394)			(545)
(Income) loss from discontinued operations	137			(24)
Net interest expense	11,001			8,156
Income tax expense (benefit)	386			(1,906)
Depreciation and amortization	13,041			13,764
Gain on sale of ON Services	(19,637)			-
Restructuring charges (recoveries)	(408)			267
Other expense	547			507
Start-up costs (B)	418			(289)
Acquisition transaction-related costs	53			176
Integration costs	101			-
Remeasurement of finance lease obligation (C)	(804)			-
Consolidated Adjusted EBITDA	$(2,006)	$755	$(2,761)	$(3,801)	$(884)	$(2,917)
Adjusted EBITDA attributable to noncontrolling interest	(246)	(1,032)	786	(5)	(300)	295
Consolidated Adjusted EBITDA attributable to Viad	$(2,252)	$(277)	$(1,975)	$(3,806)	$(1,184)	$(2,622)

Consolidated Adjusted EBITDA by Business:
Pursuit	$(11,251)	$755	$(12,006)	$(9,854)	$(884)	$(8,970)
Total GES	12,721	-	12,721	9,649	-	9,649
Total Segment EBITDA	1,470	755	715	(205)	(884)	679
Corporate EBITDA	(3,476)	-	(3,476)	(3,596)	-	(3,596)
Consolidated Adjusted EBITDA	$(2,006)	$755	$(2,761)	$(3,801)	$(884)	$(2,917)

Pursuit Adjusted EBITDA:
Revenue	$34,148	$9,984	$24,164	$23,390	$5,139	$18,251
Cost of services and products	(54,239)	(11,117)	(43,122)	(41,964)	(7,271)	(34,693)
Segment operating loss	(20,091)	(1,133)	(18,958)	(18,574)	(2,132)	(16,442)
Depreciation	7,926	1,699	6,227	7,623	1,151	6,472
Amortization	1,175	474	701	1,177	386	791
Start-up costs (B)	418	418	-	(289)	(289)	-
Acquisition transaction-related costs	24	-	24	209	-	209
Integration costs	101	101	-	-	-	-
Remeasurement of finance lease obligation (C)	(804)	(804)	-	-	-	-
Adjusted EBITDA	$(11,251)	$755	$(12,006)	$(9,854)	$(884)	$(8,970)
Adjusted EBITDA attributable to noncontrolling interest	(246)	(1,032)	786	(5)	(300)	295
Adjusted EBITDA attributable to Viad	$(11,497)	$(277)	$(11,220)	$(9,859)	$(1,184)	$(8,675)
Pursuit Operating margin	-58.8%	-11.3%	-78.5%	-79.4%	-41.5%	-90.1%
Pursuit Adjusted EBITDA margin	-32.9%	7.6%	-49.7%	-42.1%	-17.2%	-49.1%

Total GES Adjusted EBITDA:
Revenue	$213,879	$-	$213,879	$160,183	$-	$160,183
Cost of services and products	(205,082)	-	(205,082)	(155,494)	-	(155,494)
Segment operating income	8,797	-	8,797	4,689	-	4,689
Depreciation	2,802	-	2,802	3,746	-	3,746
Amortization	1,122	-	1,122	1,214	-	1,214
Total GES Adjusted EBITDA	$12,721	$-	$12,721	$9,649	$-	$9,649
Total GES Operating margin	4.1%		4.1%	2.9%		2.9%
Total GES Adjusted EBITDA margin	5.9%		5.9%	6.0%		6.0%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$5,795		$5,795	$6,430		$6,430
GES Exhibitions	6,926		6,926	3,219		3,219
Total GES	$12,721	$-	$12,721	$9,649	$-	$9,649

Spiro Revenue	$72,123	$-	$72,123	$54,718	$-	$54,718
Spiro Adjusted EBITDA Margin	8.0%		8.0%	11.8%		11.8%

GES Exhibitions Revenue	$143,577	$-	$143,577	$108,182	$-	$108,182
GES Exhibitions Adjusted EBITDA Margin	4.8%		4.8%	3.0%		3.0%

(A) New Experiences comprises the following attractions  and hotel properties that were opened or acquired after January 1, 2021: Sky Lagoon (opened May 2021), Golden Skybridge (acquired March 2021 and opened June 2021), FlyOver Las Vegas (opened September 2021), Glacier Raft Company (acquired April 2022), and Forest Park Hotel (opened August 2022) and costs related to the development of new experiences.

(B) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas, Chicago, and Toronto, and Forest Park Hotel in Canada.
(C) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Same-Store - The term "same-store" is used within this document to refer to results without the impact of new experiences, if any, until such new experiences are included in the entirety of both comparable periods. Management believes that the presentation of "same-store" results permits investors to better understand Viad's performance without the effects of new experiences.

	Year ended December 31, 2022			Year ended December 31, 2021
($ in thousands)	As Reported	New Experiences (Note A)	Same-Store	As Reported	New Experiences (Note A)	Same-Store

Viad Consolidated:
Revenue	$1,127,311	$43,203	$1,084,108	$507,340	$15,643	$491,697
Net income (loss) attributable to Viad	$23,220			$(92,655)
Net income attributable to noncontrolling interest	2,323			1,686
Net loss attributable to redeemable noncontrolling interest	(748)			(1,766)
Income from discontinued operations	(148)			(558)
Net interest expense	34,891			28,324
Income tax expense (benefit)	9,973			(1,788)
Depreciation and amortization	52,483			53,750
Gain on sale of ON Services	(19,637)			-
Restructuring charges	3,059			6,066
Impairment charges	583			-
Other expense	2,077			2,070
Start-up costs (B)	2,169			4,744
Acquisition transaction-related costs	1,327			892
Integration costs	237			6
Remeasurement of finance lease obligation (C)	4,157			-
Other non-recurring expenses (D)	151			569
Consolidated Adjusted EBITDA	$116,117	$6,929	$109,188	$1,340	$3,286	$(1,946)
Adjusted EBITDA attributable to noncontrolling interest	(10,950)	(4,365)	(6,585)	(7,585)	(2,145)	(5,440)
Consolidated Adjusted EBITDA attributable to Viad	$105,167	$2,564	$102,603	$(6,245)	$1,141	$(7,386)

Consolidated Adjusted EBITDA by Business:
Pursuit	$67,949	$6,929	$61,020	$42,689	$3,286	$39,403
Total GES	61,257	-	61,257	(30,363)	-	(30,363)
Total Segment EBITDA	129,206	6,929	122,277	12,326	3,286	9,040
Corporate EBITDA	(13,089)	-	(13,089)	(10,986)	-	(10,986)
Consolidated Adjusted EBITDA	$116,117	$6,929	$109,188	$1,340	$3,286	$(1,946)

Pursuit Adjusted EBITDA:
Revenue	$299,327	$43,203	$256,124	$187,048	$15,643	$171,405
Cost of services and products	(275,296)	(49,954)	(225,342)	(182,439)	(20,136)	(162,303)
Segment operating income (loss)	24,031	(6,751)	30,782	4,609	(4,493)	9,102
Depreciation	31,075	5,371	25,704	27,360	1,611	25,749
Amortization	5,021	1,746	3,275	5,108	1,424	3,684
Start-up costs (B)	2,169	2,169	-	4,744	4,744	-
Acquisition transaction-related costs	1,259	-	1,259	862	-	862
Integration costs	237	237	-	6	-	6
Remeasurement of finance lease obligation (C)	4,157	4,157	-	-	-	-
Adjusted EBITDA	$67,949	$6,929	$61,020	$42,689	$3,286	$39,403
Adjusted EBITDA attributable to noncontrolling interest	(10,950)	(4,365)	(6,585)	(7,585)	(2,145)	(5,440)
Adjusted EBITDA attributable to Viad	$56,999	$2,564	$54,435	$35,104	$1,141	$33,963
Pursuit Operating margin	8.0%	-15.6%	12.0%	2.5%	-28.7%	5.3%
Pursuit Adjusted EBITDA margin	22.7%	16.0%	23.8%	22.8%	21.0%	23.0%

Total GES Adjusted EBITDA:
Revenue	$827,984	$-	$827,984	$320,292	$-	$320,292
Cost of services and products	(783,071)	-	(783,071)	(371,903)	-	(371,903)
Segment operating income (loss)	44,913	-	44,913	(51,611)	-	(51,611)
Depreciation	11,914	-	11,914	16,319	-	16,319
Amortization	4,430	-	4,430	4,929	-	4,929
Total GES Adjusted EBITDA	$61,257	$-	$61,257	$(30,363)	$-	$(30,363)
Total GES Operating margin	5.4%		5.4%	-16.1%		-16.1%
Total GES Adjusted EBITDA margin	7.4%		7.4%	-9.5%		-9.5%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$26,975	$-	$26,975	$(4,279)	$-	$(4,279)
GES Exhibitions	34,282	-	34,282	(26,084)	-	(26,084)
Total GES	$61,257	$-	$61,257	$(30,363)	$-	$(30,363)

Spiro Revenue	$277,641	$-	$277,641	$116,587	$-	$116,587
Spiro Adjusted EBITDA Margin	9.7%		9.7%	-3.7%		-3.7%

GES Exhibitions Revenue	$557,880	$-	$557,880	$209,529	$-	$209,529
GES Exhibitions Adjusted EBITDA Margin	6.1%		6.1%	-12.4%		-12.4%

(A) New Experiences comprises the following attractions and hotel properties that were opened or acquired after January 1, 2021: Sky Lagoon (opened May 2021), Golden Skybridge (acquired March 2021 and opened June 2021), FlyOver Las Vegas (opened September 2021), Glacier Raft Company (acquired April 2022), and Forest Park Hotel (opened August 2022) and costs related to the development of new experiences.

(B) Includes costs related to the development of Pursuit's new FlyOver attractions in Las Vegas, Chicago, and Toronto, the Sky Lagoon in Iceland, the Golden Skybridge, and Forest Park Hotel in Canada.
(C) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

(D) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following table provides revenue and Adjusted EBITDA for the three months ended March 31, 2022, along with reconciliations of Adjusted EBITDA to the nearest GAAP measure, net income attributable to Viad.

2022
($ in thousands)	First Quarter

Viad Consolidated:
Net loss attributable to Viad	$(29,001)
Net loss income attributable to noncontrolling interest	(1,204)
Net loss attributable to redeemable noncontrolling interest	(138)
Income from discontinued operations	(275)
Net interest expense	5,877
Income tax benefit	(2,582)
Depreciation and amortization	13,279
Restructuring charges	654
Impairment charges	583
Other expense	638
Start-up costs (A)	431
Acquisition transaction-related costs	418
Other non-recurring expenses (B)	8
Consolidated Adjusted EBITDA	$(11,312)

Consolidated Adjusted EBITDA by Business:
Pursuit	$(11,498)
Total GES	2,720
Total Segment EBITDA	(8,778)
Corporate EBITDA	(2,534)
Consolidated Adjusted EBITDA	$(11,312)

Pursuit Adjusted EBITDA:
Revenue	$23,784
Cost of services and products	(44,982)
Segment operating loss	(21,198)
Depreciation	7,782
Amortization	1,179
Start-up costs (A)	431
Acquisition transaction-related costs	308
Adjusted EBITDA	$(11,498)
Pursuit Operating margin	-89.1%
Pursuit Adjusted EBITDA margin	-48.3%

Total GES Adjusted EBITDA:
Revenue	$153,576
Cost of services and products	(155,170)
Segment operating loss	(1,594)
Depreciation	3,220
Amortization	1,094
Total GES Adjusted EBITDA	$2,720
Total GES Operating margin	-1.0%
Total GES Adjusted EBITDA margin	1.8%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$742
GES Exhibitions	1,978
Total GES	$2,720

Spiro Revenue	$42,816
Spiro Adjusted EBITDA Margin	1.7%

GES Exhibitions Revenue	$111,831
GES Exhibitions Adjusted EBITDA Margin	1.8%

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.